SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2009

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

95 Croton Avenue, Suite 32, Ossining, New York, 10562
 (Address of principle executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement

Optionable, Inc. (“Optionable” or the “Company”) and Mark Nordlicht entered into a Settlement and Voting Agreement on February 26, 2009. Mr. Nordlicht is a co-founder of the Company, the former Chairman of the Board of Directors and is a major stockholder of Optionable. Mr. Nordlicht had repeatedly requested that the Company immediately prepay a promissory note due in 2014 with an outstanding balance of $5,044,509.90 (the “Note”). While the Note was not currently payable or in default, Optionable’s Board of Directors formed a special committee on January 28, 2009 to consider any benefits of a settlement to the Company. After determining that settling disputes with Mr. Nordlicht and significantly de-leveraging the Company’s capital structure could be beneficial to the company, the special committee entered into negotiations with Mr. Nordlicht.

Under the Settlement and Voting Agreement, Optionable paid Mr. Nordlicht $2.5 million in full satisfaction of all of the Company’s obligations under the Note. In addition, Mr. Nordlicht sold to Optionable 4,095,075 shares of common stock in Optionable (half his holdings in Optionable) for $75,000 (which the Company believes approximated the weighted average price at which shares of Optionable traded on the OTC Bulletin Board during the month of trading days preceding the Company’s formation of the special committee on January 28, 2009) and agreed to not transfer his remaining shares or acquire any more securities in Optionable for a period of 18 months. Mr. Nordlicht also agreed not to solicit any proxies in opposition to Optionable’s Board of Directors for a period of 18 months and agreed to vote his shares in accordance with the recommendation of the Board, or deliver his proxy to the Board’s designee, for all matters submitted for approval to the Company’s stockholders during that period. He further granted Optionable’s Board an irrevocable proxy for the upcoming stockholder meeting on March 31, 2009. The Settlement and Voting Agreement includes a clawback provision providing for rescission of the settlement payment upon certain specified events.

The foregoing description of the Settlement and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit herewith.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement and Voting Agreement dated February 26, 2009 by and between Optionable, Inc. and Mark Nordlicht.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

By:	/s/ Marc-Andre Boisseau
Marc-Andre Boisseau Chief Financial Officer

February 27, 2009